                                 SCHEDULE 14A

               PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


     Filed by the registrant [x]

     Filed by a party other than the registrant [_]

     Check the appropriate box:


     [_]  Preliminary proxy statement

     [_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

     [x]  Definitive proxy statement

     [_]  Definitive additional materials

     [_]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                         Banyan Systems Incorporated
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in its Charter)


________________________________________________________________________________
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (check the appropriate box):

     [x]  No fee required

     [_]  Fee computed on table below per Exchange Act Rules
          14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

________________________________________________________________________________

     (2)  Aggregate number of securities to which transaction applies:

________________________________________________________________________________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________

     (4)  Proposed maximum aggregate value of transaction:

________________________________________________________________________________

     (5)  Total Fee Paid:

________________________________________________________________________________

     [_]  Fee Paid Previously with Preliminary Materials.

     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form of schedule and the date of its filing.


     (1)  Amount previously paid:

________________________________________________________________________________

     (2)  Form, schedule or registration statement no.:

________________________________________________________________________________

     (3)  Filing party:

________________________________________________________________________________

     (4)  Date filed:

________________________________________________________________________________

                          BANYAN SYSTEMS INCORPORATED
                               120 FLANDERS ROAD
                         WESTBORO, MASSACHUSETTS 01581

              NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
                            ON MONDAY, MAY 12, 1997

  The Annual Meeting of Stockholders of Banyan Systems Incorporated (the "Company") will be held at the Westboro Marriott, 5400 Computer Drive, Westboro, Massachusetts on Monday, May 12, 1997, at 3:00 p.m., local time, to consider and act upon the following matters:

    1. To elect two Class II Directors to serve for the ensuing three years.

    2. To ratify and approve an amendment to the Company's 1992 Director Stock Option Plan increasing from 100,000 to 200,000 the number of shares of Common Stock of the Company authorized for issuance under such plan.

    3. To ratify and approve an amendment to the Company's 1995 Employee Stock Purchase Plan increasing from 450,000 to 750,000 the number of shares of Common Stock of the Company authorized for issuance under such plan.

    4. To ratify the selection by the Board of Directors of Coopers & Lybrand L.L.P. as the Company's independent accountants for the current fiscal year.

    5. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

  Stockholders of record at the close of business on March 24, 1997 will be entitled to notice of and to vote at the meeting or any adjournment or adjournments thereof. The stock transfer books of the Company remain open.

  All Stockholders are cordially invited to attend the meeting.

                                          By Order of the Board of Directors,

                                          RICHARD M. SPAULDING, Vice
                                           President, Finance, Treasurer and
                                           Assistant Clerk

Westboro, Massachusetts
April 10, 1997

  WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                          BANYAN SYSTEMS INCORPORATED
                               120 FLANDERS ROAD
                         WESTBORO, MASSACHUSETTS 01581

            PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON MONDAY, MAY 12, 1997

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Banyan Systems Incorporated (the "Company") for use at the Annual Meeting of Stockholders to be held at the Westboro Marriott, 5400 Computer Drive, Westboro, Massachusetts on Monday, May 12, 1997 at 3:00 p.m., local time, and at any adjournment or adjournments of the meeting. All proxies will be voted in accordance with the stockholders' instructions, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of written revocation or a subsequently dated proxy to the Clerk of the Company or by voting in person at the Annual Meeting.

  At the close of business on March 24, 1997, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 19,353,029 shares of common stock, $.01 par value per share, of the Company (the "Common Stock"). Stockholders are entitled to one vote per share.

  The Company's Annual Report for 1996 was mailed to stockholders, along with these proxy materials, on or about April 10, 1997.

  THE COMPANY WILL, UPON WRITTEN REQUEST OF ANY STOCKHOLDER, PROVIDE WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. REQUESTS SHOULD BE ADDRESSED TO INVESTOR RELATIONS, BANYAN SYSTEMS INCORPORATED, 120 FLANDERS ROAD, WESTBORO, MASSACHUSETTS 01581.

VOTES REQUIRED

  Under the Company's Amended and Restated By-laws (the "By-laws"), the holders of a majority of the number of shares of Common Stock issued, outstanding and entitled to vote on any matter shall constitute a quorum with respect to that matter at the Annual Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present.

  The affirmative vote of the holders of a plurality of the votes cast by the stockholders entitled to vote at the Annual Meeting is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented and voting on the matter is required for the approval of all other matters being presented for stockholder approval at the Annual Meeting.

  Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be voted in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on the matters being presented for stockholder approval at the Annual Meeting.

BENEFICIAL OWNERSHIP OF COMMON STOCK

  The following table sets forth certain information, as of January 31, 1997, with respect to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each executive officer of the Company during 1996 named in the Summary Compensation Table set forth under the caption "Executive Compensation" below and (iv) all directors and executive officers of the Company as of January 31, 1997 as a group:

                                                 NUMBER OF SHARES PERCENTAGE OF
                                                   BENEFICIALLY    COMMON STOCK
               BENEFICIAL OWNER                      OWNED(1)     OUTSTANDING(2)
               ----------------                  ---------------- --------------
Pioneering Management Corporation(3)...........     1,691,500          9.9%
G. Leonard Baker(4)............................       229,689          1.3%
John F. Burton(5)..............................        32,000            *
Jeffrey D. Glidden(6)..........................       108,077            *
A. Peter Hamilton..............................        72,368            *
David C. Mahoney(7)............................       583,680          3.4%
John M. Paul...................................        25,462            *
Fontaine K. Richardson(8)......................        38,944            *
Ann C. Smith(9)................................         2,500            *
Richard M. Spaulding(10).......................        15,317            *
David N. Strohm(11)............................        58,000            *
All directors and executive officers as a group
 (9 persons)(12)...............................     1,140,575          6.5%

--------
  * Less than 1%
 (1) The inclusion herein of any shares of Common Stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. Unless otherwise indicated, each person listed above has sole voting and investment power with respect to the shares listed. For purposes of this table, each person is deemed to beneficially own any shares subject to stock options held by such person which are currently exercisable or exercisable within 60 days after January 31, 1997.
 (2) Number of shares deemed outstanding includes 17,303,719 shares issued and outstanding as of January 31, 1997 plus any shares subject to options held by the beneficial owners.
 (3) Pioneering Management Corporation, investment adviser to The Pioneer Group, Inc., has filed a Schedule 13G/A reporting beneficial ownership of Common Stock as of January 9, 1997, and the foregoing information is derived from such filing. Such stockholder reported that it shares dispositive power with respect to 1,608,500 of such shares and that Pioneering Management Corporation exercises sole dispositive power over the remainder of the shares and exercises sole voting power over all of such shares. The address of Pioneering Management Corporation is 60 State Street, Boston, Massachusetts 02109.
 (4) Includes 8,890 shares held of record by a limited partnership of which Mr. Baker is a general partner and with respect to which Mr. Baker exercises shared voting and dispositive power. Mr. Baker disclaims beneficial ownership of such shares except as to his proportionate pecuniary interest therein. Also includes 12,000 shares subject to stock options held by Mr. Baker.
 (5) Consists of 32,000 shares subject to stock options held by Mr. Burton.
 (6) Includes 104,195 shares subject to stock options held by Mr. Glidden.
 (7) Includes 186,083 shares subject to stock options held by Mr. Mahoney. Also includes 30,000 shares held by Mr. Mahoney's wife, as to which shares Mr. Mahoney disclaims beneficial ownership.

 (8) Includes 12,000 shares subject to stock options held by Mr. Richardson.
 (9) Includes 2,500 shares subject to stock options held by Ms. Smith.
(10) Includes 13,133 shares subject to stock options held by Mr. Spaulding.
(11) Includes 12,000 shares subject to stock options held by Mr. Strohm.
(12) Includes the shares and shares subject to stock options listed in Notes
     (4)-(11) above.

                             ELECTION OF DIRECTORS

  The Company's By-laws provide that the Board of Directors is classified into three classes (designated Class I Directors, Class II Directors and Class III Directors), with members of each class holding office for staggered three-year terms. There are currently three Class I Directors, whose terms expire at the 1999 Annual Meeting of Stockholders, two Class II Directors, whose terms expire at the 1997 Annual Meeting of Stockholders, and two Class III Directors, whose terms expire at the 1998 Annual Meeting of Stockholders (in all cases subject to the election and qualification of their successors and to their earlier death, resignation or removal).

  The persons named in the enclosed proxy will vote to elect John F. Burton and Fontaine K. Richardson as Class II Directors, unless authority to vote for the election of either or both of them is withheld by marking the proxy to that effect. Both of the nominees are currently Class II Directors of the Company. Each of the nominees has indicated his willingness to serve, if elected, but if either should be unable or unwilling to serve, proxies may be voted for a substitute nominee designated by the Board of Directors.

DIRECTORS AND NOMINEES

  The following discussion sets forth, for each director of the Company (including the two nominees for Class II Director), his name and age, his positions with the Company, his principal occupation and business experience during the past five years, the names of the other publicly held corporations of which he serves as a director and the year during which he first became a director of the Company:

                        NOMINEES FOR CLASS II DIRECTORS

  JOHN F. BURTON, 45, has been a director of the Company since 1991 and Chairman of the Board since November 1996. Mr. Burton has been the President of Burton Technology Partners, Ltd., an investment and strategic planning company since 1996. From 1995 until 1996 he served as the President and Chief Executive Officer of NatSystems International, Inc., a software company. From 1989 until 1995, he was the President, Chief Executive Officer and a director of LEGENT Corporation, a public systems management software company. He is a director of MapInfo Corporation, Netrix, Inc. and Network Imaging Corp.

  FONTAINE K. RICHARDSON, 55, has been a director of the Company since 1984. He has been a General Partner of Eastech Management Company, a private venture capital firm, since 1983. He is a director of Mentor Graphics Corporation.

            CLASS I DIRECTORS (TERMS EXPIRE AT 1999 ANNUAL MEETING)

  G. LEONARD BAKER, JR., 54, has been a director of the Company since its inception in 1983. He has been a General Partner of Sutter Hill Ventures, A California Limited Partnership, a venture capital firm, since 1974.

  WILLIAM P. FERRY, 44, has been a director of the Company and served as President and Chief Executive Officer since February 1997. From August 1990 to February 1997 he served in various management capacities at Wang Laboratories, Inc., including President, Services Division from July 1994 until February 1997 and Senior Vice President and General Manager, North American Operations from January 1993 until July 1994.

  DAVID C. MAHONEY, 52, a founder of the Company, has been a director of the Company since the Company's inception in 1983. He served as Chairman of the Board and Chief Executive Officer from inception until November 1996 and served as President from inception until April 1987, from May 1989 until June 1992 and from January 1995 to February 1997. He is a director of Applix, Inc.

           CLASS III DIRECTORS (TERMS EXPIRE AT 1998 ANNUAL MEETING)

  A. PETER HAMILTON, 57, has been a director of the Company since July 1992. Mr. Hamilton served as President and Chief Operating Officer of the Company from June 1992 until December 1994 and, in 1995, temporarily served the Company in a business development role. From April 1974 until June 1992, he served in various management roles at Hewlett Packard Company, a manufacturer of computer hardware, including General Manager, Colorado Network Division/System Management Division from November 1988 until June 1992 and General Manager, Technical Computer Group Marketing from July 1987 until November 1988.

  DAVID N. STROHM, 48, has been a director of the Company since its inception in 1983. He has been a General Partner of Greylock Ventures Limited Partnership, Greylock Investments Limited Partnership, Greylock Capital Limited Partnership, Greylock Limited Partnership and Greylock Equity Limited Partnership, each a venture capital fund, since 1983, 1985, 1987, 1990 and 1994, respectively. He has been employed by Greylock Management Corporation, a venture capital management company, since 1980. He is a director of MDL Information Systems, Inc., Forte Software, Inc. and Legato Systems, Inc.

BOARD AND COMMITTEE MEETINGS

  The Company has a standing Audit Committee of the Board of Directors, which reviews the Company's internal accounting control policies and procedures, considers and recommends the selection of the Company's independent accountants, reviews and approves any major accounting policy changes affecting the Company's operating results and provides the opportunity for direct contact between the Company's independent accountants and the Board. The Audit Committee met four times during 1996. The current Audit Committee members are Messrs. Baker and Richardson.

  The Company has a standing Compensation Committee of the Board of Directors, which provides recommendations to the Board regarding compensation programs of the Company and administers the Company's employee benefit plans. The Compensation Committee met eight times during 1996. The current members of the Compensation Committee are Messrs. Burton, Richardson and Strohm.

  The Board of Directors met seven times during the 1996 fiscal year. Each director attended at least 75% of the aggregate of the number of Board meetings and the number of meetings held by all committees on which he then served.

DIRECTOR COMPENSATION

  Members of the Board of Directors who are not employees of the Company are paid a retainer of $4,000 per year. In addition, the Company reimburses all of its directors for their out-of-pocket expenses in connection with performing their duties as directors of the Company.

  Under the terms of the Company's 1992 Director Stock Option Plan, as amended (the "Director Plan"), directors of the Company who are not officers or employees of the Company or of any subsidiary of the Company are entitled to receive nonstatutory options to purchase shares of Common Stock. During 1996, Messrs. Baker, Burton, Hamilton, Richardson and Strohm were each granted an annual option for 3,000 shares of Common Stock at an exercise price of $8.50 per share. On the date of the 1997 Annual Meeting of Stockholders, each of the Company's non-employee directors will receive an annual option with an exercise price equal to the then fair market value of the Common Stock to purchase 3,000 shares of Common Stock. For further information concerning the Director Plan, see "Ratification and Approval of Amendment to 1992 Director Stock Option Plan" below.

EXECUTIVE COMPENSATION

 Summary Compensation

  The following table sets forth certain information concerning the compensation of the Company's Chief Executive Officer, the Company's three other executive officers during the year ended December 31, 1996 who were serving as executive officers of the Company on December 31, 1996 and one former executive officer (the "Named Executive Officers"):

                          SUMMARY COMPENSATION TABLE

                                                       LONG-TERM
                                      ANNUAL          COMPENSATION
                                 COMPENSATION(2)         AWARDS
                                 ----------------     ------------
                                                       SECURITIES
                                                       UNDERLYING   ALL OTHER
    NAME AND PRINCIPAL            SALARY   BONUS        OPTIONS    COMPENSATION
        POSITION(1)         YEAR   ($)    ($)(3)         (#)(4)       (#)(5)
    ------------------      ---- -------- -------     ------------ ------------
David C. Mahoney........... 1996 $250,000 $     0        30,000      $ 1,333
 Vice Chairman and Chief
  Executive Officer         1995 $258,278 $     0        40,000      $ 1,250
                            1994 $225,000 $79,584             0      $ 1,220
Jeffrey D. Glidden......... 1996 $200,000 $50,000       125,000      $ 2,706
 Senior Vice President,
  Administration,           1995 $188,086 $     0        10,000      $ 2,893
 Chief Financial Officer
  and acting President      1994 $150,000 $80,000        25,000      $ 2,970
 and Chief Operating
  Officer
Ann C. Smith(6)............ 1996 $130,000 $38,395        35,000      $ 2,689
 Vice President, Human
  Resources                 1995 $ 67,610 $26,000        30,000      $     0
Richard M. Spaulding(7).... 1996 $120,000 $19,680         5,000      $   954
 Vice President, Finance,
  and Treasurer             1995 $104,423 $10,500        20,500      $   920
John M. Paul(8)............ 1996 $253,413 $   514        20,000      $67,174(9)
 Former Senior Vice
  President, Coordinate.com 1995 $219,234 $25,000        50,000      $ 3,354
                            1994 $ 80,769 $66,875(10)   100,000      $ 1,857

--------
(1)  Lists principal position with the Company as of December 31, 1996.
(2) Excludes perquisites and other personal benefits because the aggregate amount of such compensation was in all cases less than the lesser of either $50,000 or 10% of the total of annual salary and bonus for the Named Executive Officer in question.
(3) Unless otherwise noted, represents amounts earned under the Company's bonus or profit-sharing programs.
(4) Reflects the grant of options to purchase Common Stock. The Company has never granted stock appreciation rights.
(5)  Represents Company contributions to the Company's 401(k) Plan.
(6)  Ms. Smith joined the Company as an executive officer in July 1995.
(7)  Mr. Spaulding became an executive officer in December 1995.
(8) Mr. Paul served as an executive officer of the Company from August 1994 to October 1996.
(9) In addition to Company contributions to the Company's 401(k) Plan, includes $56,250 in severance payments and $7,788 in vacation pay.
(10) In July 1994, the Company granted to Mr. Paul an option to purchase
     25,000 shares of Common Stock at an exercise price of $2.00 per share, of which 5,000 shares were fully vested. The amount shown consists of the difference between the exercise price and the fair market value of the Common Stock on the date of grant ($15.375) with respect to the fully vested shares.

 Option Grants, Exercises and Year-End Values

  The following tables set forth certain information concerning option grants and exercises during the fiscal year ended December 31, 1996 to or by the Named Executive Officers and the number and value of the unexercised options held by such persons on December 31, 1996.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                     INDIVIDUAL GRANTS                      POTENTIAL
                         --------------------------------------------   REALIZABLE VALUE
                                      PERCENT OF                        AT ASSUMED ANNUAL
                         NUMBER OF      TOTAL                            RATES OF STOCK
                         SECURITIES    OPTIONS                                PRICE
                         UNDERLYING   GRANTED TO EXERCISE               APPRECIATION FOR
                          OPTIONS     EMPLOYEES   OR BASE                OPTION TERM(3)
                          GRANTED     IN FISCAL    PRICE   EXPIRATION   -----------------
       NAME                (#)(1)        YEAR    ($/SH)(2)    DATE       5% ($)  10% ($)
       ----              ----------   ---------- --------- ----------   -------- --------
David C. Mahoney........   30,000        2.7%     $ 8.00    3/18/06     $150,935 $382,498
Jeffrey D. Glidden......  125,000(4)    11.1%     $ 3.75    11/6/06     $307,520 $767,330
Ann C. Smith............    5,000        0.4%     $6.875    7/19/06     $ 21,618 $ 54,785
                           30,000        2.7%     $ 3.75    11/6/06     $ 82,968 $198,749
Richard M. Spaulding....    5,000        0.4%     $6.875    7/19/06     $ 21,618 $ 54,785
John M. Paul............   20,000        1.8%     $ 8.00    3/18/06(5)  $100,623 $254,999

--------
(1) Unless otherwise indicated, each option vests in four equal annual installments beginning one year after the date of grant. Vesting of certain of the options is accelerated under specified circumstances. See "Other Matters," below.
(2) Represents the fair market value on the date of grant.
(3) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock and the date on which the options are exercised.
(4) Vests in four equal annual installments beginning on November 6, 1997, provided that the vesting of the November 1999 installment of this option will be immediately accelerated on the date the closing price of the Common Stock on the Nasdaq National Market is at least $8.00 per share and the vesting of the November 2000 installment will be immediately accelerated on the date such closing price is at least $12.00 per share.
(5) This option was amended subsequent to grant to provide for expiration on June 30, 1997. See "Other Matters," below.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                   NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                           SHARES                 UNDERLYING UNEXERCISED      IN-THE-MONEY OPTIONS AT
                         ACQUIRED ON  VALUE   OPTIONS AT FISCAL YEAR-END (#)  FISCAL YEAR-END ($)(2)
                          EXERCISE   REALIZED ------------------------------ -------------------------
       NAME                  (#)      ($)(1)    EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
       ----              ----------- -------- ------------------------------ -------------------------
David C. Mahoney........        0    $     0         175,000/ 60,000             $159,000/$     0
Jeffrey D. Glidden......        0    $     0         104,195/127,625             $ 35,660/$93,751
Ann C. Smith............        0    $     0           2,500/ 42,500             $      0/$22,500
Richard M. Spaulding....        0    $     0          15,363/ 22,216             $    833/$     0
John M. Paul............   20,000    $85,940               0/ 50,000             $      0/$     0

--------
(1) Represents the difference between the exercise price and the fair market value of the Common Stock on the date of exercise.
(2) Based on the fair market value of the Common Stock on December 31, 1996 ($4.50), less the option exercise price.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Messrs. Burton, Richardson and Strohm served as members of the Compensation Committee during the Company's last fiscal year. In consideration of the active operational involvement of Mr. Burton as Chairman of the Board of the Company, in November 1996 the Company entered into an agreement with Burton Technology Partners, Ltd. ("BTP"), a company wholly-owned by Mr. Burton. Pursuant to this agreement, BTP agreed to provide consulting and related services to the Company at a cost to the Company of $2,000 per day of service plus reasonable expenses. Such services are to be performed by Mr. Burton unless otherwise agreed by the parties. The agreement is for a term of six month beginning October 21, 1996, and automatically renews for successive three-month periods unless terminated by either party. During 1996, no payments were made by the Company to BTP. In addition, on November 6, 1996, the Company granted to Mr. Burton an option to purchase 100,000 shares of Common Stock at an exercise price of $3.75 per share, representing the fair market value on the date of grant. The option vests eighteen months subsequent to the date of grant, subject to acceleration under certain conditions based upon a change in control of the Company, and expires ten years from the date of grant.

OTHER MATTERS

  In November 1996, the Company entered into a Retention and Severance Agreement with Mr. Glidden. Pursuant to the terms of the Retention and Severance Agreement, the Company canceled certain stock options held by Mr. Glidden and issued to him an option, which is intended to be an incentive stock option to the extent permitted by the Internal Revenue Code of 1986, as amended (the "Code"), to purchase 125,500 shares of Common Stock of the Company at a per share exercise price of $3.75 per share (the fair market value of the Common Stock on the date of grant), cumulatively exercisable with respect to 31,250 shares on November 6 of each of 1997, 1998, 1999 and 2000 or earlier if the trading price of the Company's Common Stock meets specified targets. The Retention and Severance Agreement also provides for bonus payments to Mr. Glidden on December 31, 1996 and March 31, 1997, each in the amount of $25,000. Pursuant to the terms of the Retention and Severance Agreement, in the event of Mr. Glidden's involuntary termination or a change in control of the Company causing a material reduction in his responsibilities, Mr. Glidden will receive from the Company an amount equal to his then current annual salary, bonuses and other benefits plus any then accrued bonus amounts. In such event, 62,500 of the options granted to Mr. Glidden under the Retention and Severance Agreement shall become immediately vested and will remain exercisable for a period of twelve months.

  In January 1997, each of Ms. Smith and Mr. Spaulding entered into a Senior Executive Termination Benefits Agreement, pursuant to which the executive agreed to remain employed with the Company during any specified change in control of the Company. In the event of a termination of the executive within one year of such a change in control of the Company, other than for cause, death or disability, the Company will pay certain compensation to the executives and accelerate the vesting of certain options, as follows. In the case of Ms. Smith, the Company will (i) pay the sum of six months salary and bonuses, plus up to an additional six months salary and bonuses in the event Ms. Smith has not accepted other employment within six months of termination,
(ii) continue certain insurance benefits and (iii) accelerate the vesting of 15,000 shares subject to Ms. Smith's November 6, 1996 option grant, which options will remain exercisable for 12 months following termination. In the case of Mr. Spaulding, the Company will (i) pay the sum of three months salary, plus up to an additional three months salary in the event Mr. Spaulding has not accepted other employment or assumes independent contractor status within three months of termination, (ii) continue certain insurance benefits and (iii) accelerate the vesting of all incentive stock options that would have vested within six months of the termination date.

  In October 1996, the Company entered into a Separation Agreement and Release and Waiver of Claims with Mr. Paul in connection with Mr. Paul's resignation from his position with the Company as Senior Vice President, Coordinate.com, effective November 1, 1996. Under the Separation Agreement, the Company agreed to pay Mr. Paul an amount equal to $56,250 and, if Mr. Paul did not accept other employment as of February 1, 1997, to pay him his regular salary until the earlier of his re-employment or June 30, 1997. The Company also agreed to release Mr. Paul from a $125,000 relocation repayment obligation if he complies with the terms of the Separation Agreement. The Separation Agreement also provided for the acceleration of the vesting on November 30, 1996 of 10,000 shares of nonstatutory stock options held by Mr. Paul and the expiration on February 1, 1997 of the other nonstatutory stock options held by Mr. Paul. All other vested stock options held by Mr. Paul shall be exercisable during the period of June 1, 1997 through June 30, 1997 and will terminate thereafter.

REPRICING OF OPTIONS

  The following table sets forth certain information concerning options granted to the Company's executive officers that were repriced from the time of the Company's initial public offering in August 1992 through December 31, 1996.

                          TEN-YEAR OPTION REPRICINGS

                                                                                                    LENGTH OF
                                   NUMBER OF     NUMBER OF                                           ORIGINAL
                                   SECURITIES     SHARES     MARKET PRICE    EXERCISE              OPTION TERM
                                   UNDERLYING   UNDERLYING    OF STOCK AT  PRICE AT TIME    NEW    REMAINING AT
                                    OPTIONS    OPTIONS AFTER    TIME OF         OF       EXERCISE    DATE OF
     NAME                  DATE   REPRICED (#) REPRICING (#) REPRICING ($) REPRICING ($) PRICE ($) REPRICING(1)
     ----                -------- ------------ ------------- ------------- ------------- --------- ------------
Jeffrey D. Glidden......  11/6/96    70,000       125,000        $3.75        $ 8.00       $3.75       112
                                     25,000                                   $15.37                    92
                                     10,000                                   $17.37                    99
Ann C. Smith............  11/6/96    10,000        30,000        $3.75        $12.44       $3.75       106
                                     10,000                                   $10.88                   108
Richard M. Spaulding.... 10/25/95     2,000         2,000        $7.00        $20.75       $7.00        85
                                      5,000         5,000        $7.00        $14.50       $7.00        92
                                      2,500         2,500        $7.00        $14.25       $7.00       104
                                      7,000         7,000        $7.00        $14.13       $7.00       116
                                     10,000        10,000        $7.00        $10.88       $7.00       121

--------
(1) Data is presented in terms of months.

COMPENSATION COMMITTEE REPORT ON REPRICING OF OPTIONS

  On November 6, 1996, in consideration of Mr. Glidden's service as the acting President and Chief Operating Officer of the Company, the Board of Directors of the Company approved the Retention and Severance Agreement with Mr. Glidden discussed above, pursuant to which the Company granted Mr. Glidden new options to purchase 125,000 shares of Common Stock at $3.75 per share in exchange for the cancellation of options to purchase 105,000 shares of Common Stock ranging in exercise price from $8.00 to $17.37. In addition, the Board of Directors approved a repricing of certain options held by Ms. Smith, the Company's Vice President, Human Resources.

  Because of a decline in market value of the Company's Common Stock, Mr. Glidden's and Ms. Smith's outstanding options were exercisable at prices that exceeded the market value of the Common Stock. In view of this decline, in keeping with the Company's philosophy of utilizing equity incentives to motivate and retain qualified employees, and as a result of Mr. Glidden's service as acting President and Chief Operating Officer and the contributions of Mr. Glidden and Ms. Smith in managing the human resource and other components of the Company's 1996 restructuring, the Compensation Committee felt that it was important to regain the incentive intended to be provided by Mr. Glidden's and Ms. Smith's options.

                                          John F. Burton
                                          Fontaine K. Richardson
                                          David N. Strohm

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Based solely on its review of copies of reports filed by persons required to file reports ("Reporting Persons") pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, ("Exchange Act") or written representations from certain Reporting Persons that no Form 5 filing was required for such person, the Company believes that during 1996, all filings required to be made by its Reporting Persons were timely made in accordance with the requirements of the Exchange Act, except as follows: Messrs. Hamilton, Richardson and Strohm each filed a late Form 5 reporting their April 1996 stock options granted under the Director Plan; Mr. Burton filed a late Form 5 reporting his April and November 1996 stock option grants; Mr. Glidden filed a late Form 5 reporting his November 1996 option repricings; Ms. Smith filed a late Form 5 reporting her November 1996 option repricings and July option grant; and Messrs. Mahoney and Spaulding each filed a late Form 5 reporting their 1996 stock option grants.

          REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

  The Company's executive compensation program is administered by the Compensation Committee, which is currently comprised of three Directors who are not employees of the Company. The Compensation Committee is responsible for determining the compensation of each executive officer and recommending such compensation to the Board of Directors.

  The Company's executive compensation program is designed to align executive compensation with the Company's business objectives and individual performance and to enable the Company to attract, retain and reward executive officers who contribute, and are expected to continue to contribute, to the Company's long-term success. In establishing executive compensation, the Compensation Committee is generally guided by the following principles: (i) the total compensation payable to executive officers should be competitive with the compensation paid by comparable companies for officers in comparable positions; (ii) individual compensation should include components that reflect the performance of the individual, teamwork and the achievement of corporate objectives; and (iii) the Company should strive to achieve equitable relationships both between the compensation of individual officers and between the compensation of officers and other employees throughout the organization.

  The compensation of the Company's executive officers, including the Chief Executive Officer and the other Named Executive Officers, consists of a combination of base salary, merit and other bonuses, profit bonuses and equity-based compensation.

  Base Salary. The Compensation Committee subjectively determines the base salary for all executives, including the Chief Executive Officer, by reviewing the salaries for competitive positions in the Company's industry, the historical compensation levels of the executives and the individual performance of the executives in the preceding year. In addition, officers whose primary responsibilities are in the areas of sales and marketing are entitled to receive commissions based on sales. In fixing the base salary of all executive officers in 1996, the Compensation Committee reviewed a survey prepared for the Company by an outside consultant showing salary data for companies with revenues comparable to those of the Company. The survey contained information obtained from a broad set of participating companies, including certain companies contained in the CRSP Nasdaq Total Return Index for Nasdaq Computer & Data Processing Service Stocks. The Compensation Committee considered the data in such survey as a basis for its subjective assessment that the salaries established by it for 1996, including the base salary of Mr. Mahoney (which was decreased from $258,278 to $250,000), were comparable to the median salaries of executive officers of companies with revenues similar to those of the Company.

  Merit and Other Bonuses. In 1996, the Compensation Committee determined to continue to implement the Company's Officer Merit Program in order to provide specific incentives for the individual accomplishment of management objectives. Under this program, at the beginning of the fiscal year, specific objectives for each executive officer are established based on discussions between the President of the Company and such individual officer. On an annual basis, the President and the officer meet and, based on a discussion of the individual's performance during the preceding year, the President makes a subjective determination as to the extent to which the individual has accomplished his specific objectives and presents this determination to the Compensation Committee for review. In the case of Mr. Mahoney, such determination is made on an annual basis by the Compensation Committee. Under the program, each individual executive officer would receive, on an annual basis, targeted merit bonuses totalling approximately 15% of his or her base salary (or 10% in the case of Mr. Mahoney) if the officer achieved his or her individual performance objectives. The specific goals established for Mr. Mahoney in 1996 under this program included the further development of the Company's business strategy, target markets, product vision and strategic alliances and the expansion of the Company's customer service and support business. In fiscal 1996, Ms. Smith and Mr. Spaulding received bonuses aggregating approximately 16.6% of their aggregate base salaries. In addition, Mr. Glidden received a $50,000 bonus pursuant to the terms of his November 1996 Retention and Severance Agreement with the Company. See "Other Matters" and "Compensation Committee Report on Repricing of Options," above.

  Officer Revenue and Profit Sharing Program. In 1996, the Compensation Committee redesigned the Company's Officer Profit Sharing Program to include a revenue achievement component, reflecting the belief of the Compensation Committee that a portion of each executive officer's compensation should be tied to the achievement by the Company of its revenue and operating profit goals. Bonuses under this program are calculated as a percentage of base salary and are paid semiannually based upon the achievement of the revenue and operating profit objectives set forth in the operating plan approved by the Board of Directors for 1996. Under this program, each officer would receive a bonus of up to 35% of his or her base salary (or 50% in the case of Mr. Mahoney) if the Company achieved its revenue and operating profit goals for 1996. In fiscal 1996, Ms. Smith and Mr. Spaulding received bonuses aggregating approximately 6.7% of their aggregate base salaries.

  Stock-Based Compensation. Awards of stock options under the Company's stock option plans are designed to more fully align the long-term interests of the Company's executives and its stockholders and to assist in the retention of executives. The Compensation Committee selects the executive officers, if any, to receive stock options and subjectively determines the number of shares subject to each option. The size of option grants is generally intended by the Compensation Committee to reflect the executive's position with the Company and his contributions to the Company. The Compensation Committee considered options awarded in prior years when determining options for 1996. The option program generally uses a four-year vesting period to encourage key employees to continue in the employ of the Company. Options are generally granted at market value and thus will have value to an executive only if the Company's stock price increases. Options to purchase an aggregate of 210,000 shares of Common Stock were awarded to the Company's executive officers (other than Mr. Mahoney) in 1996. Options to purchase 30,000 shares, which vest over a nine-year period, subject to acceleration of vesting upon the satisfaction of certain performance criteria relating to the Company's stock price, were granted to Mr. Mahoney. The grant of these options to Mr. Mahoney reflects his contributions to the Company in 1996, including management of the Company's restructuring.

  The Company has also adopted the 1995 Employee Stock Purchase Plan, which is available to all eligible employees of the Company, including executive officers. This Plan generally permits employees to purchase shares of Common Stock, through payroll deductions, at a price equal to 85% of the fair market value of the Common Stock at the beginning or end of the applicable purchase period, whichever is lower.

  Compliance with Internal Revenue Code Section 162(m). The Company does not believe that Section 162(m) of the Code, which disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to the company's Chief Executive Officer and four other most highly compensated executive officers, will generally have an effect on the Company. The Committee intends to periodically review the potential consequences of Section 162(m) and may structure the performance-based portion of its executive compensation to comply with certain exemptions in Section 162(m).

                                          John F. Burton
                                          Fontaine K. Richardson
                                          David N. Strohm

                         COMPARATIVE STOCK PERFORMANCE

  The following graph compares the cumulative total shareholder return on the Company's Common Stock with the cumulative return of (i) the CRSP Total Return Index for the Nasdaq National Market (U.S.) (the "CRSP Nasdaq Index") and (ii) the CRSP Nasdaq Total Return Industry Index for Nasdaq Computer & Data Processing Service Stocks (the "CRSP Computer & Data Index"). This graph assumes the investment of $100 on August 7, 1992, the date on which the Company's Common Stock was first publicly traded, in the Company's Common Stock, the CRSP Nasdaq Index and the CRSP Computer & Data Index and assumes dividends are reinvested. Measurement points are August 7, 1992 and the last trading days for the fiscal years ending December 31, 1992, 1993, 1994, 1995 and 1996.

                             [GRAPH APPEARS HERE]

                               8/7/92(1)    12/31/92    12/31/93    12/30/94    12/29/95    12/29/96
                               ---------    --------    --------    --------    --------    --------
Banyan Systems Incorporated     $100.0        $168.0       $120.0     $143.0       $ 82.0     $ 36.0
CRSP Nasdaq Index               $100.0        $118.0       $136.6     $133.5       $186.1     $227.8
CRSP Computer & Data Index      $100.0        $123.1       $130.2     $158.1       $240.8     $297.2

--------
(1) The Company's Common Stock was first registered under Section 12 of the Exchange Act on August 6, 1992. Public trading of the Common Stock commenced on August 7, 1992.

                    RATIFICATION AND APPROVAL OF AMENDMENT
                      TO 1992 DIRECTOR STOCK OPTION PLAN

  The Company's 1992 Director Stock Option Plan (the "Director Plan") was adopted by the Board of Directors on June 23, 1992 and approved by the stockholders of the Company on July 24, 1992. The purpose of the Director Plan is to align the interests of the directors of the Company with the overall long term success of the Company by providing the Company's directors who are not employees of the Company with an economic incentive tied to the Company's equity performance. Currently, a total of 100,000 shares of Common Stock may be issued under the Director Plan. As of February 1, 1997, the number of shares available for future grant and not subject to outstanding options under the Director Plan was 28,000 and will be reduced to 13,000 following the Annual Meeting. Accordingly, on February 27, 1997, the Board of Directors adopted, subject to stockholder approval, an amendment to the Director Plan increasing the number of shares of Common Stock available for issuance under the Director Plan from 100,000 to 200,000 shares (subject to adjustment for certain changes in the Company's capitalization).

  THE BOARD OF DIRECTORS BELIEVES THAT THE AMENDMENT TO THE DIRECTOR PLAN IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE FOR THIS PROPOSAL.

  The following is a brief summary of the provisions of the Director Plan. This summary is qualified in all respects by reference to the full text of the Director Plan, copies of which are available upon request to the Treasurer of the Company.

 Description of Awards

  The Director Plan provides that initial options are granted to each eligible Director upon his or her initial election as a Director. Each initial option covers 15,000 shares of Common Stock and vests in four equal installments beginning on the first anniversary of the date of grant. Annual options are also granted to each eligible Director on the date of each Annual Meeting of Stockholders of the Company. Each annual option covers 3,000 shares of Common Stock and vests twelve months after the date of grant (or, if earlier, the day prior to the first Annual Meeting of Stockholders of the Company following the date of grant). The exercise price of options granted upon the Director Plan equals the fair market value of the Common Stock on the date of grant. On March 17, 1997, the closing price of the Common Stock on the Nasdaq National Market was $2.938 per share.

 Administration

  The Director Plan is administered by the Company's Board of Directors. The Board of Directors may suspend or discontinue the Director Plan or review or amend it in any respect whatsoever; provided, however, that no amendment may be effected without approval of the stockholders of the Company if such approval is required under any applicable listing, tax or regulatory requirement.

 Eligibility

  Pursuant to the terms of the Director Plan, Directors of the Company who are not officers or employees of the Company or of any subsidiary of the Company are entitled to receive nonstatutory options to purchase shares of Common Stock. The following table sets forth the benefits to be received under the Director Plan during 1997.

                               NEW PLAN BENEFITS
                 PLAN BENEFITS IN 1997 UNDER THE DIRECTOR PLAN

                                                         DOLLAR VALUE NUMBER OF
         NAME AND POSITION(1)                               ($)(2)     SHARES
         --------------------                            ------------ ---------
David C. Mahoney........................................
 Vice Chairman and Chief Executive Officer                   --           --
Jeffrey D. Glidden......................................
 Senior Vice President, Administration, Chief Financial
 Officer and acting President and Chief Operating
 Officer                                                     --           --
Ann C. Smith............................................
 Vice President, Human Resources                             --           --
Richard M. Spaulding....................................
 Vice President, Finance, and Treasurer                      --           --
John M. Paul............................................
 Former Senior Vice President, Coordinate.com                --           --
Executive Group.........................................     --           --
Non-Executive Director Group............................     $ 0       15,000
Non-Executive Officer Employee Group....................     --           --

--------
(1) Lists principal position with the Company as of December 31, 1996.
(2) Represents the difference between the exercise price of the options and the fair market value of the underlying shares of Common Stock on the date of grant.

  Under the Director Plan, since its adoption, (i) Messrs. Burton, Richardson, Baker, Hamilton and Strohm have received options to purchase an aggregate of 15,000, 15,000, 15,000, 3,000 and 15,000 shares, respectively, (ii) John
Shane, a former non-employee director of the Company, has received options to purchase an aggregate of 9,000 shares, (iii) the current directors who are not executive officers as a group have received options to purchase an aggregate of 63,000 shares and (iv) no options have been granted to any Named Executive Officer, any current executive officer, any associate of any director or executive officer or any current employee of the Company.

 Federal Income Tax Consequences

  The following is a summary of the United States federal income tax consequences that generally will arise with respect to the stock options granted under the Director Plan and with respect to the sale of Common Stock acquired under the Director Plan.

  Non-Statutory Options. A Director will not recognize taxable income upon the grant of a non-statutory option. However, a Director who exercises a non-statutory option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option (the "NSO Stock") on the Exercise Date over the exercise price. With respect to any NSO Stock, a Director will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a Director generally will recognize capital gain or loss in an amount equal to the excess of the sale price of the NSO Stock over the Director's tax basis in the NSO Stock. This capital gain or loss will be a long-term capital gain or loss if the Director has held the NSO Stock for more than one year prior to the date of the sale.

  Tax Consequences to the Company. The grant of a stock option under the Director Plan will have no tax consequences to the Company. Moreover, in general, the sale of any Common Stock acquired under the Director Plan will have no tax consequences to the Company. The Company generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a Director under the Director Plan. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

                    RATIFICATION AND APPROVAL OF AMENDMENT
                     TO 1995 EMPLOYEE STOCK PURCHASE PLAN

  The 1995 Employee Stock Purchase Plan (the "Purchase Plan") was adopted by the Board of Directors on July 21, 1995 and approved by the stockholders on April 29, 1996. The purpose of the Purchase Plan is to provide to employees of the Company an opportunity to acquire a proprietary interest in the Company through the purchase of Common Stock, which the Board of Directors believes will help the Company in attracting, retaining and motivating qualified employees. The Company is currently authorized to issue under the Purchase Plan a total of 450,000 shares of Common Stock. As of February 1, 1997, the number of shares available for future issuance under the Purchase Plan was 32,644. Accordingly, on February 27, 1997, the Board of Directors adopted, subject to stockholder approval, an amendment to the Purchase Plan increasing the number of shares of Common Stock available for issuance under the Purchase Plan from 450,000 to 750,000 shares.

  THE BOARD OF DIRECTORS OF THE COMPANY BELIEVES THAT THE AMENDMENT TO THE PURCHASE PLAN IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE FOR THIS PROPOSAL.

  The following is a brief summary of the provisions of the Purchase Plan. This summary is qualified in all respects by reference to the full text of the Purchase Plan, copies of which are available upon request to the Treasurer of the Company.

 Description of Offerings

  The Purchase Plan is implemented through a series of offerings. The maximum number of shares available in each offering is 225,000 shares. If less than 225,000 shares are purchased during an offering, the amount not purchased may be carried over and made available during any subsequent offering. Offering periods generally commence on each February 1 and August 1 and terminate on the following July 31 and January 31, respectively, or on such other dates as may be determined by the Board. To date, two offerings under the Purchase Plan have been completed, in which the Company issued an aggregate of 417,356 shares of Common Stock. The Purchase Plan will terminate when the maximum number of shares issuable under the Purchase Plan have been purchased by participating employees.

  The price at which employees may purchase Common Stock in an offering is 85% of the closing price of the Common Stock on the Nasdaq National Market on the day the offering commences or on the day the offering terminates, whichever is lower. An employee may elect to have up to 10% of his or her qualifying compensation withheld for the purpose of purchasing stock under the Purchase Plan. On the date an offering commences, each participating employee is deemed to be granted an option to purchase up to the number of shares determined by dividing 6% of such employee's annualized compensation for the immediately prior six-month period by 85% of the fair market value of the Common Stock on the date the offering commences. Unless the participant elects to withdraw from the offering, each participant who continues to be employed by the Company on the date such offering terminates is deemed to have exercised the option and purchased on such date such number of shares (subject to the maximum number covered by his or her option) as may be purchased with the amount of his or her payroll deductions at the offering price. If the total number of shares of Common Stock that would otherwise be purchased in the offering with accumulated payroll deductions exceeds the number of shares available during the offering, the available shares will be allocated on a pro rata basis to participating employees. The maximum number of shares issuable under the Purchase Plan and in each offering under the Purchase Plan will be proportionately adjusted upon certain changes in the Company's capitalization, such as a stock split or stock dividend.

 Administration

  Administrative authority over the Purchase Plan is vested in the Company's Board of Directors, which may delegate such power to its Compensation Committee. The Board of Directors has complete and final authority to make rules and regulations for the administration of the Purchase Plan. The Board of Directors of the Company may at any time terminate or amend the Purchase Plan, except that no such amendment shall be made without approval of the stockholders of the Company if such approval is required by Section 423 of the Code or by Rule 16b-3 under the Exchange Act, and in no event may any amendment be made that would cause the Purchase Plan to fail to comply with
Section 16 under the Exchange Act or Section 423 of the Code.

 Eligibility

  Any employee, including a director, is eligible to participate in an offering if he or she is regularly employed by the Company or a designated subsidiary for more than 20 hours a week and for more than five months in a calendar year and is employed by the Company or a designated subsidiary on the first day of the applicable offering. As of February 1, 1997, a total of approximately 629 of the Company's employees were eligible to participate in the Purchase Plan. The purchase of shares under the Purchase Plan is discretionary, and the Company cannot now determine the number of shares to be purchased in the future by any particular person or group.

 Federal Income Tax Consequences

  The following is a summary of the United States federal income tax consequences that generally will arise with respect to participation in the Purchase Plan and with respect to the sale of Common Stock acquired under the Purchase Plan. The Plan is intended to qualify as an "Employee Stock Purchase Plan" within the meaning of Section 423 of the Code. The Plan is not a qualified plan under Section 401(a) of the Code.

  Tax Consequences to Participants. In general, a participant will not recognize taxable income upon enrolling in the Purchase Plan or upon purchasing shares of Common Stock at the end of an Offering. Instead, if a participant sells Common Stock acquired under the Purchase Plan at a sale price that exceeds the price at which the participant purchased the Common Stock, then the participant will recognize taxable income. A portion of that taxable income will be ordinary income, and a portion may be capital gain.

  If the participant sells the Common Stock more than one year after acquiring it and more than two years after the date on which the Offering commenced (the "Grant Date"), then the participant will be taxed as follows. If the sale price of the Common Stock is higher than the price at which the participant purchased the

Common Stock, then the participant will recognize ordinary compensation income in an amount equal to the lesser of:

    (i) the excess of the fair market value of the Common Stock on the Grant Date over the price at which the participant purchased the Common Stock; and

    (ii) the excess of the sale price of the Common Stock over the price at which the participant purchased the Common Stock.

  Any further income will be long-term capital gain. If the sale price of the Common Stock is less than the price at which the participant purchased the Common Stock, then the participant will recognize long-term capital loss in an amount equal to the excess of the price at which the participant purchased the Common Stock over the sale price of the Common Stock.

  If the participant sells the Common Stock within one year after acquiring it or within two years after the Grant Date (a "Disqualifying Disposition"), then the participant will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock on the date that it was purchased over the price at which the participant purchased the Common Stock. The participant will also recognize capital gain in an amount equal to the excess of the sale price of the Common Stock over the fair market value of the Common Stock on the date that it was purchased, or capital loss in an amount equal to the excess of the fair market value of the Common Stock. This capital gain or loss will be a long-term capital gain or loss if the participant has held the Common Stock for more than one year prior to the date of the sale and will be a short-term capital gain or loss if the participant has held the Common Stock for a shorter period.

  Tax Consequences to the Company. The offering of Common Stock under the Plan will have no tax consequences to the Company. Moreover, in general, neither the purchase nor the sale of Common Stock acquired under the Plan will have any tax consequences to the Company except that the Company will be entitled to a business-expense deduction with respect to any ordinary compensation income recognized by a participant upon making a Disqualifying Disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

  Withholding. The amount that a participant elects to have deducted from his or her base pay for the purchase of Common Stock under the Plan constitutes taxable wages and is subject to withholding. Moreover, the Company will have a withholding obligation with respect to ordinary compensation income recognized by a participant upon making a Disqualifying Disposition. The Company will require any affected participant to make arrangements to satisfy this withholding obligation.

             RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

  The Board of Directors, at the recommendation of the Audit Committee, has selected the firm of Coopers & Lybrand L.L.P. as the Company's independent accountants for the current fiscal year. Coopers & Lybrand L.L.P. has served as the Company's independent accountants since inception. Although stockholder approval of the Board of Directors' selection of Coopers & Lybrand L.L.P. is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Board of Directors will reconsider its selection of Coopers & Lybrand L.L.P.

  Representatives of Coopers & Lybrand L.L.P. are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

  THE BOARD OF DIRECTORS OF THE COMPANY BELIEVES THE RATIFICATION OF COOPERS & LYBRAND L.L.P. AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR 1997 IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE FOR THIS PROPOSAL.

                             STOCKHOLDER PROPOSALS

  Proposals of stockholders intended to be presented at the 1998 Annual Meeting of Stockholders must be received by the Company at its principal office in Westboro, Massachusetts not later than December 11, 1997 for inclusion in the proxy statement for that meeting.

                              ADDITIONAL MATTERS

  The Board of Directors does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

  All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews. In addition, the Company retains the right to engage outside agencies to assist in the solicitation of proxies for the 1997 Annual Meeting of Stockholders. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and, as required by law, the Company will, at their request, reimburse them for their out-of-pocket expenses in this regard.

                                          By Order of the Board of Directors,

                                          RICHARD M. SPAULDING, Vice
                                           President, Finance, Treasurer and
                                           Assistant Clerk

April 10, 1997

  THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                          BANYAN SYSTEMS INCORPORATED

                        1992 DIRECTOR STOCK OPTION PLAN

     1.   Purpose
          -------

          The purpose of this 1992 Director Stock Option Plan (the "Plan") of Banyan Systems Incorporated (the "Company") is to encourage ownership in the Company by outside directors of the Company whose continued services are considered essential to the Company's future progress and to provide them with a further incentive to remain as directors of the Company.

     2.   Administration
          --------------

          The Board of Directors shall supervise and administer the Plan. Grants of stock options under the Plan and the amount and nature of the awards to be granted shall be automatic in accordance with Section 5. However, all questions of interpretation of the Plan or of any options issued under it shall be determined by the Board of Directors and such determination shall be final and binding upon all persons having an interest in the Plan.

     3.   Participation in the Plan
          -------------------------

          Directors of the Company who are not employees of the Company or any subsidiary of the Company shall be eligible to participate in the Plan.

     4.   Stock Subject to the Plan
          -------------------------

          (a) The maximum number of shares which may be issued under the Plan shall be 100,000 shares of the Company's Common Stock, par value $.01 per share ("Common Stock"), subject to adjustment as provided in Section 9 of the Plan.

          (b) If any outstanding option under the Plan for any reason expires or is terminated without having been exercised in full, the shares allocable to the unexercised portion of such option shall again become available for grant pursuant to the Plan.

          (c) All options granted under the Plan shall be non-statutory options not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended to date and as it may be amended from time to time (the "Code").

     5.   Terms, Conditions and Form of Options
          -------------------------------------

          Each option granted under the Plan shall be evidenced by a written agreement in such form as the Board of Directors shall from time to time approve, which agreements shall comply with and be subject to the following terms and conditions:

          (a)  Option Grant Dates.
               ------------------

               (i) Upon the closing of the initial public offering of Common Stock of the Company, and on the date of each annual meeting of stockholders of the Company, and on the date of each annual meeting of stockholders of the Company thereafter, the Company shall grant to each eligible director an option for 3,000 shares of Common Stock (the "Annual Option").

               (ii) Upon the initial election of any eligible director as a director of the Company, the Company shall grant to such director an option for 15,000 shares of Common Stock (the "Initial Option"), provided that no person
                                                      --------
serving as a director upon the adoption of this Plan shall receive such an option.

          (b)  Option Exercise Price.  The option exercise price per share for
               ---------------------
each option granted under the Plan shall equal (i) the last reported sales price per share of the Company's Common Stock on the NASDAQ National Market System (or, if the Company is traded on a nationally recognized securities exchange on the date of grant, the reported closing sales price per share of the Company's Common Stock by such exchange) on the date of grant (or if no such price is reported on such date such price as reported on the nearest preceding day) or
(ii) if the Common Stock is not traded on NASDAQ or an exchange, the fair market value per share on the date of grant as determined by the Board of Directors.

          (c)  Options Non-Transferable.  Each option granted under the Plan by
               ------------------------
its terms shall not be transferable by the optionee otherwise than by will, or by the laws of descent and distribution, and shall be exercised during the lifetime of the optionee only by him. No option or interest therein may be transferred, assigned, pledged or hypothecated by the optionee during his lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

          (d)  Exercise Period.  Each Initial Option shall become exercisable on
               ---------------
a cumulative basis as to one-fourth of the shares subject to the option on each of the first, second, third and fourth anniversaries of the date of grant of such option. Each

Annual Option shall become exercisable 12 months after the date of grant of such option (or, if earlier, the day prior to the first Annual Meeting of Stockholders of the Company following the date of grant). In the event an optionee ceases to serve as a director, each such option may be exercised by the optionee (or, in the event of his death, by his administrator, executor or heirs), at any time within 12 months after the optionee ceases to serve as a director, to the extent such option was exercisable at the time of such cessation of service. Notwithstanding the foregoing, no option shall be exercisable after the expiration of ten years from the date of grant.

          (e)  Exercise Procedure.  Options may be exercised only by written
               ------------------
notice to the Company at its principal office accompanied by (i) payment in cash of the full consideration for the shares as to which they are exercised or (ii) an irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price or delivery of irrevocable instructions to a broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price.

     6.   Assignments
          -----------

          The rights and benefits of participants under the Plan may not be assigned, whether voluntarily or by operation of law, except as provided in
Section 5(d).

     7.   Effective Date
          --------------

          The Plan shall become effective immediately upon its adoption by the Board of Directors, but all grants of options shall be conditional upon the approval of the Plan by the stockholders of the Company within 12 months after adoption of the Plan by the Board of Directors.

     8.   Limitation of Rights
          --------------------

          (a)  No Right to Continue as a Director.  Neither the Plan, nor the
               ----------------------------------
granting of an option nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain a director for any period of time.

          (b)  No Stockholders' Rights for Options.  An optionee shall have no
               -----------------------------------
rights as a stockholder with respect to the shares covered by his options until the date of the issuance to him of a stock certificate therefor, and no adjustment will be made for dividends or other rights (except as provided in Section 9) for which the record date is prior to the date such certificate is issued.

     9.   Changes in Common Stock
          -----------------------

          (a) If the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Common Stock, or other securities, an appropriate and proportionate adjustment will be made in (i) the maximum number and kind of shares reserved for issuance under the Plan, (ii) the number and kind of shares or other securities subject to then outstanding options under the Plan and (iii) the price for each share subject to any then outstanding options under the Plan, without changing the aggregate purchase price as to which such options remain exercisable. No fractional shares will be issued under the Plan on account of any such adjustments.

          (b) In the event that the Company is merged or consolidated into or with another corporation (in which consolidation or merger the stockholders of the Company receive distributions of cash or securities of another issuer as a result thereof), or in the event that all or substantially all of the assets of the Company are acquired by any other person or entity, or in the event of a reorganization or liquidation of the Company, the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company, shall, as to outstanding options, either (i) provide that such options shall be assumed, or equivalent options shall be substituted, by the acquiring or successor corporation (or an affiliate thereof), or (ii) upon written notice to the optionees, provide that all unexercised options will terminate immediately prior to the consummation of such merger, consolidation, acquisition, reorganization or liquidations unless exercised by the optionee within a specified number of days following the date of such notice.

     10.  Amendment of the Plan
          ---------------------

          The Board of Directors may suspend or discontinue the Plan or review or amend it in any respect whatsoever; provided, however, that without approval of the stockholders of the Company no revision or amendment shall change the number of shares subject to the Plan (except as provided in Section 9), change the designation of the class of directors eligible to receive options, or materially increase the benefits accruing to participants under the Plan. The Plan may not be amended more than once in any six-month period.

     11.  Notice
          ------

          Any written notice to the Company required by any of the provisions of the Plan shall be addressed to the Treasurer of the Company and shall become effective when it is received.

     12.  Governing Law
          -------------

          The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the Commonwealth of Massachusetts.


                                        Adopted by the Board of Directors
                                        on June 23, 1992.

                                        Approved by the stockholders
                                        on July 24, 1992.

            AMENDMENT NO. 1 TO THE 1992 DIRECTOR STOCK OPTION PLAN

                        OF BANYAN SYSTEMS INCORPORATED


     Subsection 5(c) of the 1992 Director Stock Option Plan (the "Plan") of Banyan Systems Incorporated is hereby amended and restated in its entirety to read as follows:

     "(c) Options Non-Transferrable.  Except as otherwise provided in the option
          -------------------------
agreement evidencing the option grant, each option granted under the Plan shall not be transferrable by the optionee otherwise than by will, or by the laws of descent and distribution, and shall be exercised during the lifetime of the optionee only by the optionee."

     Subsection 10 of the Plan is hereby amended and restated in its entirety to read as follows:

     "10. Amendment of the Plan.  The Board of Directors may at any time, and
          ---------------------
from time to time, modify, terminate or amend the Plan in any respect, except that if at any time the approval of the stockholders of the Company is required as to such modification or amendment under any applicable listing requirement or any applicable tax or regulatory requirement, the Board of Directors may not effect such modification or amendment without such approval."

                                             Adopted by the Board of
                                             Directors on January 16, 1997

            AMENDMENT NO. 2 TO THE 1992 DIRECTOR STOCK OPTION PLAN

                        OF BANYAN SYSTEMS INCORPORATED


     Section 4(a) of the 1992 Director Stock Option Plan (the "Plan") of Banyan Systems Incorporated is hereby amended, subject to stockholder approval, to increase from 100,000 to 200,000 the number of shares of Common Stock authorized for issuance under the Plan.

                                             Adopted by the Board of
                                             Directors on February 27, 1997

                                             Subject to Stockholder Approval

                          BANYAN SYSTEMS INCORPORATED

                       1995 EMPLOYEE STOCK PURCHASE PLAN

     The purpose of this Plan is to provide eligible employees of Banyan Systems Incorporated (the "Company") and certain of its subsidiaries with opportunities to purchase shares of the Company's common stock, $.01 par value (the "Common Stock"), commencing on August 1, 1995. Four hundred and fifty thousand (450,000) shares of Common Stock in the aggregate have been approved for this purpose.

     1.   Administration.  The Plan will be administered by the Company's Board
          --------------
of Directors (the "Board") or by a Committee appointed by the Board (the "Committee"). The Board or the Committee has authority to make rules and regulations for the administration of the Plan and its interpretation and decisions with regard thereto shall be final and conclusive.

     2.   Eligibility.   Participation in the Plan will neither be permitted nor
          -----------
denied contrary to the requirements of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder. All employees of the Company, including Directors who are employees, and all employees of any subsidiary of the Company (as defined in Section 424(f) of the Code) designated by the Board or the Committee from time to time (a "Designated Subsidiary"), are eligible to participate in any one or more of the offerings of Options (as defined in Section 9) to purchase Common Stock under the Plan provided that:

          (a) they are regularly employed by the Company or a Designated Subsidiary for more than 20 hours a week and for more than five months in a calendar year; and

          (b) they are employees of the Company or a Designated Subsidiary on the first day of the applicable Plan Period (as defined below).

     No employee may be granted an option hereunder if such employee, immediately after the option is granted, owns 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary. For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase shall be treated as stock owned by the employee.

     3.   Offerings.
          ---------

     (a) The Company will make one or more offerings ("Offerings") to employees to purchase stock under this Plan. The first Offering under this Plan will begin on August 1, 1995 and terminate on July 31, 1996, and subsequent Offerings will begin on each August 1 and February 1, or the first business day thereafter (the "Offering Commencement Dates"), the first such subsequent Offering Commencement Date being August 1, 1996. Each Offering Commencement Date will begin a six month period (a "Plan Period") during which payroll deductions will be made and held for the purchase of Common Stock at the end of the Plan Period (provided, however, that the first Offering Commencement Date will begin a twelve month Plan Period). The Board or the Committee may, at its discretion, choose a different Plan Period of twelve (12) months or less for subsequent Offerings.

     (b) The maximum number of shares of Common Stock that shall be made available for sale under the Plan during any Offering under the Plan shall be 225,000 shares, subject to adjustment upon changes in the capitalization of the Company as provided in Section 15 below. If the total number of shares for which Options are exercised on any Exercise Date in accordance with Section 9 below exceeds 225,000, the Company shall make a pro rata allocation of the shares available for delivery and distribution, and the balance of payroll deductions credited to the account of each participant under the Plan shall be returned to the participant. If less than 225,000 shares are purchased during an Offering, the amount not purchased may be carried over to and made available during any subsequent Offering.

     4.   Participation.  An employee eligible on the Offering Commencement Date
          -------------
of any Offering may participate in such Offering by completing and forwarding a payroll deduction authorization form to the employee's appropriate payroll office at least seven (7) days prior to the applicable Offering Commencement Date. The form will authorize a regular payroll deduction from the Compensation received by the employee during the Plan Period. Unless an employee files a new form or withdraws from the Plan, his deductions and purchases will continue at the same rate for future Offerings under the Plan as long as the Plan remains in effect. The term "Compensation" means the amount of money reportable on the employee's Federal Income Tax Withholding Statement, excluding overtime, shift premium, incentive or bonus awards, allowances and reimbursements for expenses such as relocation allowances for travel expenses, income or gains on the exercise of Company stock options or stock appreciation rights, and similar items, whether or not shown on the employee's Federal Income Tax Withholding Statement, but including, in the case of salespersons, sales commissions to the extent determined by the Board or the Committee.

     5.   Deductions.  The Company will maintain payroll deduction accounts for
          ----------
all participating employees. With respect to any Offering made under this Plan, an employee may authorize a payroll deduction in any dollar amount up to a maximum of 10% of the Compensation he or she receives during the Plan Period or such shorter period during which deductions from payroll are made. Payroll deductions may be at the rate of 1, 2, 3, 4, 5, 6, 7, 8, 9, or 10% of Compensation with any change in compensation during the Plan Period to result in an automatic corresponding change in the dollar amount withheld.

     No employee may be granted an Option (as defined in Section 9) which permits his rights to purchase Common Stock under this Plan and any other stock purchase plan of the Company and its subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such Common Stock (determined at the Offering Commencement Date of the Plan Period) for each calender year in which the Option is outstanding at any time.

     6.   Deduction Changes.  An employee may decrease or discontinue his
          -----------------
payroll deduction once during any Plan Period, by filing a new payroll deduction authorization form. However, an employee may not increase his payroll deduction during a Plan Period. If an employee elects to discontinue his payroll deductions during a Plan Period, but does not elect to withdraw his funds pursuant to Section 8 hereof, funds deducted prior to his election to discontinue will be applied to the purchase of Common Stock on the Exercise Date (as defined below).

     7.   Interest.  Interest will not be paid on any employee accounts, except
          --------
to the extent that the Board or the Committee, in its sole discretion, elects to credit employee accounts with interest at such per annum rate as it may from time to time determine.

     8.   Withdrawal of Funds.  An employee may at any time prior to the close
          -------------------
of business on the last business day in a Plan Period and for any reason permanently draw out the balance accumulated in the employee's account and thereby withdraw from participation in an Offering. Partial withdrawals are not permitted. The employee may not being participation again during the remainder of the Plan Period. The employee may participate in any subsequent Offering in accordance with terms and conditions established by the Board or the Committee, except that employees who are also directors or officers of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules promulgated there under may not participate again for a period of at least six months as provided in Rule 16b-3(d)(2)(i) or any successor provision.

     9.   Purchase of Shares.  On the Offering Commencement Date of each Plan
          ------------------
Period, the Company will grant to each eligible employee who is then a participant in the Plan an option ("Option") to purchase on the last business day of such Plan Period (the "Exercise Date"), at the Option Price hereinafter provided for, such number of whole shares of Common Stock of the Company reserved for the purposes of the Plan as does not exceed the number of shares determined by dividing 6% of such employee's annualized Compensation for the immediately prior six-month period by the price determined in accordance with the formula set forth in the following paragraph but using the closing price on the Offering Commencement Date of such Plan Period.

     The purchase price for each share purchased will be 85% of the closing price of the Common Stock on (i) the first business day of such Plan Period or
(ii) the Exercise Date, whichever closing price shall be less. Such closing price shall be (a) the closing price on any national securities exchange on which the Common Stock is listed, (b) the closing price of the Common Stock on the Nasdaq National Market or (c) the average of the closing bid and asked prices in the over-the-counter-market, whichever is applicable, as published in The Wall Street Journal. If no sales of Common Stock were made on such a day,
-----------------------
the price of the Common Stock for purposes of clauses (a) and (b) above shall be the reported price for the next preceding day on which sales were made.

     Each employee who continues to be a participant in the Plan on the Exercise Date shall be deemed to have exercised his Option at the Option Price on such date and shall be deemed to have purchased from the Company the number of full shares of Common

Stock reserved for the purpose of the Plan that his accumulated payroll deductions on such date will pay for pursuant to the formula set forth above (but not in excess of the maximum number determined in the manner set forth above).

     Any balance remaining in an employee's payroll deduction account at the end of a Plan Period will be automatically refunded to the employee, except that any balance which is less than the purchase price of one share of Common Stock will be carried forward into the employee's payroll deduction account for the following Offering, unless the employee elects not to participate in the following Offering under the Plan, in which case the balance in the employee's account shall be refunded.

     10.  Issuance of Certificates.  Certificates representing shares of Common
          -------------------------
Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or (in the Company's sole discretion) in the street name of a brokerage firm, bank or other nominee holder designated by the employee.

     11.  Rights on Retirement, Death or Termination of Employment.  In the
          --------------------------------------------------------
event of a participating employee's termination of employment prior to the last business day of a Plan Period, no payroll deduction shall be taken from any pay due and owing to an employee and the balance in the employee's account shall be paid to the employee or, in the event of the employee's death, (a) to a beneficiary previously designated in a revocable notice signed by the employee (with any spousal consent required under state law) or (b) in the absence of such a designated beneficiary, to the executor or administrator of the employee's estate or (c) if no such executor or administrator has been appointed to the knowledge of the Company, to such other person(s) as the Company may, in its discretion, designate. If, prior to the last business day of the Plan Period, the Designated Subsidiary by which an employee is employed shall cease to be a subsidiary of the Company, or if the employee is transferred to a subsidiary of the Company that is not a Designated Subsidiary, the employee shall be deemed to have terminated employment for the purposes of this Plan.

     12.  Optionees Not Stockholders.  Neither the granting of an Option to an
          --------------------------
employee nor the deductions from his pay shall constitute such employee a stockholder of the shares of Common Stock covered by an Option under this Plan until such shares have been purchased by and issued to him.

     13.  Rights Not Transferable.  Rights under this Plan are not transferable
          -----------------------
by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee's lifetime only by the employee.

     14.  Application of Funds.  All funds received or held by the Company under
          --------------------
this Plan may be combined with other corporate funds and may be used for any corporate purpose.

     15.  Adjustment in Case of Changes Affecting Common Stock.  In the event of
          ----------------------------------------------------
a subdivision of outstanding shares of Common Stock, or the payment of a dividend in Common Stock, the number of shares approved for this Plan, and the share limitation set forth in Section 9, shall be increased proportionately, and such other adjustment shall be made as may be deemed equitable by the Board or the Committee. In the event of any other change affecting the Common Stock, such adjustment shall be made as may be deemed equitable by the Board or the Committee to give proper effect to such event.

     16.  Merger.  If the Company shall at any time merge or consolidate with
          ------
another corporation and the holders of the capital stock of the Company immediately prior to such merger or consolidation continue to hold at least 80% by voting power of the capital stock of the surviving corporation ("Continuity of Control"), the holder of each Option then outstanding will thereafter be entitled to receive at the next Exercise Date upon the exercise of such Option for each share as to which such Option shall be exercised the securities or property which a holder of one share of the Common Stock was entitled to upon and at the time of such merger, and the Committee shall take such steps in connection with such merger as the Committee shall deem necessary to assure that the provisions of Paragraph 15 shall thereafter be applicable, as nearly as reasonably may be, in relation to the said securities or property as to which such holder of such Option might thereafter be entitled to receive thereunder.

     In the event of a merger or consolidation of the Company with or into another corporation which does not involve Continuity of Control, or of a sale of all or substantially all of the assets of the Company while unexercised Options remain outstanding under the Plan, (a) subject to the provisions of clauses (b) and (c), after the effective date of such transaction, each holder of an outstanding Option shall be entitled, upon exercise of such Option, to receive in lieu of shares of Common Stock, shares of such stock or other securities as the holders of shares of Common Stock received pursuant to the terms of such transaction; or (b) all outstanding Options may be cancelled by the Board or the Committee as of a date prior to the effective date of any such transaction and all payroll deductions shall be paid out to the participating employees; or (c) all outstanding Options may be cancelled by the Board or the Committee as of the effective date of any such transaction, provided that notice of such cancellation shall be given to each holder of an Option, and each holder of an Option shall have the right to exercise such Option in full based on payroll deductions then credited to his account as of a date determined by the Board or the Committee, which date shall not be less than ten (10) days proceding the effective date of such transaction.

     17.  Amendment of the Plan. The Board may at any time, and from time to
          ---------------------
time, amend this Plan in any respect, except that (a) if the approval of any such amendment by the shareholders of the Company is required by Section 423 of the Code or by Rule 16b-3 under the Exchange Act, such amendment shall not be effected without such approval, and (b) in no event may any amendment be made which would cause the Plan to fail to comply with Section 16 of the Exchange Act and the rules promulgated thereunder, as in effect from time to time, or Section 423 of the Code.

     18.  Insufficient Shares. In the event that the total number of shares of
          -------------------
Common Stock specified in elections to be purchased under any Offering plus the number of shares purchased under previous Offerings under this Plan exceeds the maximum number of shares issuable under this Plan, the Board or the Committee will allot the shares then available on a pro rata basis.

     19.  Termination of the Plan. This Plan may be terminated at any time by
          -----------------------
the Board. Upon termination of this Plan all amounts in the accounts of participating employees shall be promptly refunded.

     20.  Governmental Regulations. the Company's obligation to sell and deliver
          ------------------------
Common Stock under this Plan is subject to listing on a national stock exchange or quotation on the Nasdaq National Market and the approval of all governmental authorities required in connection with the authorization, issuance or sale of such stock.

     The Plan shall be governed by Massachusetts law except to the extent that such law is preempted by federal law.

     The Plan is intended to comply with the provisions of Rule 16b-3 promulgated under the Securities Exchange Act of 1934. Any provision inconsistent with such Rule shall to that extent be inoperative and shall not affect the validity of the Plan.

     21.  Issuance of Shares. Shares may be issued upon exercise of an Option
          ------------------
from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

     22.  Notification upon Sale of Shares. Each employee agrees, by entering
          --------------------------------
the Plan, to promptly give the Company notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.

     23.  Effective Date and Approval of Shareholders. The Plan shall take
          -------------------------------------------
effect on July 21, 1995 subject to approval by the shareholders of the Company as required by Rule 16b-3 under the Exchange Act and by Section 423 of the Code, which approval must occur within twelve months of the adoption of the Plan by the Board.

                                             Adopted by the Board of Directors
                                             on July 21, 1995

                                             Approved by the stockholders on
                                             April 29, 1996

           AMENDMENT NO. 1 TO THE 1995 EMPLOYEE STOCK PURCHASE PLAN

                        OF BANYAN SYSTEMS INCORPORATED


     Section 8 of the 1995 Employee Stock Purchase Plan (the "Plan") of Banyan Systems Incorporated is hereby amended and restated in its entirety to read as follows:

     "8.  Withdrawal of Funds.  An employee may at any time prior to the close
          -------------------
of business on the last business day in a Plan Period and for any reason permanently draw out the balance accumulated in the employee's account and thereby withdraw from participation in an Offering. Partial withdrawals are not permitted. The employee may not begin participation again during the remainder of the Plan Period. The employee may participate in any subsequent Offering in accordance with terms and conditions established by the Board or the Committee."

                                             Adopted by the Board of
                                             Directors on January 16, 1997

           AMENDMENT NO. 2 TO THE 1995 EMPLOYEE STOCK PURCHASE PLAN

                        OF BANYAN SYSTEMS INCORPORATED


     The first paragraph of the 1995 Employee Stock Purchase Plan (the "Plan") of Banyan Systems Incorporated is hereby amended, subject to stockholder approval, to increase from 450,000 to 750,000 the number of shares of Common Stock authorized for issuance under the Plan.

                                             Adopted by the Board of
                                             Directors on February 27, 1997

                                             Subject to Stockholder Approval

[X]  PLEASE MARK VOTES
     AS IN THIS EXAMPLE

----------------------------
BANYAN SYSTEMS INCORPORATED
---------------------------

RECORD DATE SHARES:

1.   Election of Class II Directors.

                                                       With      For All
                                             For       hold      Except

               JOHN F. BURTON                [_]       [_]       [_]
           FONTAINE K. RICHARDSON

     If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the nominee's name. Your shares will be voted for the remaining nominee.
                                                       For    Against   Abstain

2.   Ratification and Approval of the Amendment to     [_]      [_]       [_]
     the Company's 1992 Director Stock Option Plan.

3.   Ratification and Approval of the Amendment to
     the Company's 1995 Employee Stock Purchase Plan.  [_]      [_]       [_]

4.   Ratification of Appointment of Independent
     Public Accountants.                               [_]      [_]       [_]

                  PLEASE READ THE REVERSE SIDE OF THIS CARD.
                           A VOTE FOR EACH PROPOSAL
                  IS RECOMMENDED BY THE BOARD OF DIRECTORS.

     Mark box at right if an address change or comment has been
     noted on the reverse side of this card.                              [_]


Please be sure to sign and date this Proxy.            Date________________


______________________________         ______________________________
Stockholder sign here                   Co-owner sign here

DETACH CARD                                                          DETACH CARD

                          BANYAN SYSTEMS INCORPORATED

          Dear Stockholder:

          Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of your Corporation that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

          Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

          Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

          Your vote must be received prior to the Annual Meeting of Stockholders to be held on May 12, 1997.

          Thank you in advance for your prompt consideration of these matters.

          Sincerely,

          Banyan Systems Incorporated

                          BANYAN SYSTEMS INCORPORATED
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS

                 ANNUAL MEETING OF STOCKHOLDERS - MAY 12, 1997

The undersigned, revoking all prior proxies, hereby appoint(s) Jeffrey D. Glidden and Richard M. Spaulding, or each or either of them, with full power of substitution, as proxies for the undersigned to act and to vote at the 1997 Annual Meeting of Stockholders of Banyan Systems Incorporated and at any adjournments thereof as indicated upon all matters referred to on the reverse side and as described in the Proxy Statement for the Meeting and, in their discretion, upon any other matters that may properly come before the Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THE PROXIES WILL VOTE FOR THE ELECTION OF THE DIRECTOR NOMINEES AND FOR PROPOSALS 2, 3, AND 4.

   --------------------------------------------------------------------------
   PLEASE VOTE, DATE, AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
   --------------------------------------------------------------------------
--------------------------------------------------------------------------------
 Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation or a partnership, please sign by authorizing person.
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                      DO YOU HAVE ANY COMMENTS?

______________________________________         _________________________________

______________________________________         _________________________________

______________________________________         _________________________________

                CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE